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                                                                   EXHIBIT 23.02

            [LETTERHEAD OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated June 17, 1997, accompanying the financial statements of Shopping.com contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registrations Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 23, 1997